UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
August 17, 2021

STEADFAST APARTMENT REIT, INC.
(Exact Name of Registrant as Specified in Charter)

Maryland	000-55428	36-4769184
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

18100 Von Karman Avenue, Suite 200
Irvine, California 92612
(Address of Principal Executive Offices, including Zip Code)
Registrant’s Telephone Number, Including Area Code: (949) 569-9700

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.
Determination Regarding CMG Mini-Tender Offer
On August 17, 2021, the board of directors (the “Board”) of Steadfast Apartment REIT, Inc. (“the Company”) determined to recommend that the Company’s stockholders reject the unsolicited “mini-tender” offer by CMG Income Fund II, LLC, CMG Liquidity Fund, LLC, CMG Partners, LLC and Blue River Capital, LLC (collectively, “CMG”) for up to 125,000 shares of the Company’s common stock, which is approximately 0.1% of the outstanding shares. The Company wishes to inform its stockholders that it does not endorse CMG’s unsolicited mini-tender offer and recommends that stockholders do not tender their shares. Stockholders who have already tendered their shares may withdraw them at any time prior to 11:59 p.m., Pacific Time, on September 6, 2021, unless extended by CMG in accordance with CMG’s offering documents.

The Company is circulating a letter to stockholders, furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference, that sets forth the reasons the Board recommends stockholders reject the tender offer.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibits	Description

99.1	Letter to Stockholders of the Company from Rodney F. Emery, Chief Executive Officer and Chairman of the Board, dated as of August 19, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEADFAST APARTMENT REIT, INC.

Date:	August 19, 2021	By:	/s/ Ella S. Neyland
Ella S. Neyland
President, Chief Financial Officer and Treasurer